Exhibit 4.13

天房吴侬里商品房销售代理协议

Agent Agreement for Commercial Property Sales for Tianfang Wunongli

甲方Party A：天房（苏州）置业有限公司 Tianfang (Suzhou)Real Estate Co.ltd.

地址add：苏州市高新区狮山路22号人才大厦1403

1403, Talent Building, No.22, Shishan Road, High Tech. Zone, Suzhou

邮码Post Code： 215000  电话Tel： 0512-69581511

法定代表人Legal representative： 杨宾 职务Position: 董事长 President

乙方Party B：天津明大嘉和置业股份有限公司江苏苏州分公司

Suzhou Branch of Tianjin Mingda Jiahe Real Estate Co.Ltd.

地址Add：苏州市相城区太平街道金澄路88-1号8209室

Room 8209, No. 88-1 Jincheng Road, Taiping Street, Xiangcheng District, Suzhou

邮码Post code： 215131  电话Tel： 022-83520851

法定代表人Legal representative： 许斯平Siping Xu 职务position: 董事长President

甲、乙双方经过友好协商，根据《中华人民共和国民法通则》和《中华人民共和国合同法》的有关规定，就甲方委托乙方代理销售甲方开发经营或拥有的 吴侬里 事宜，在互惠互利的基础上达成以下协议，并承诺共同遵守。

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Through amicable consultation and according to relevant regulations from “General Principles of Civil Law of PRC”, “Contract Law of PRC”, Party Aand Party B reach into following agreement in respect of Party A‘s entrusting Party B as agent to sell houses for Wunongli Project developed, operated or owned by Party Aon the basis of mutual benefit and both commit to jointly observe the agreement.

第一条	合作方式和范围

I.	Cooperation method and scope

甲方指定乙方销售的由甲方在 苏州市姑苏区开发建设的吴侬里 项目，该项目为 商品房 （类型），销售面积约16259.56平方米（面积以政府主管部门批复为准）。

Party Adesignates Party B to sell houses for Wunongli Project developed and constructed by Party Ain Gusu District, Suzhou, the project is categorized as commercial property (type), saleable area 16259.56 m2 (areas based on competent authority approval )

第二条	合作期限

II	cooperation term

自2018年 9 月至2019年 2月。

From Sep, 2018 to Feb, 2019

第三条	费用担负

III.	Cost

甲方负责支付本项目的宣传推广费用及销售中心的相关费用（包括水电费、物业费、保安、日常清洁维护费用）。

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Party A is in charge of defray project cost of propaganda and promotion and relevant expense for sales center (including water tariff and electricity fee, property fee, security fee, daily cleaning and maintenance fee)

乙方负责支付销售人员工资，销售中心的电话费，网络费,以及销售中心办公设备、用品、耗材费用，按照代理公司进场家数平分费用。

Party B is in charge of defraying salemen’s salary, telephone expense for sales center, Internet fee and office euquipment expenditure for sales center, supplies, comsumbles, All the costs shall be evenly distributed by the number of agent companies entering the field.

销售中心销售人员工装费用由甲乙双方共同担负，双方各自担付50%，销售人员工装数量不得超过8套，超出人员工装费用由乙方自行承担。

Two parties share the cost of work uniform for Salesmen in the sales center, each undertaking 50%, total number of work uniform shall not exceed 8 outfits; cost for extra personnels shall be borne by Party B by itself.

第四条	销售进度及客户接待模式

IV.	Sales schedule and client entertainment mode

1、	甲方制定年度、月度销售计划，并书面通知乙方。甲方所提供并确认的销售计划为本合同的附件。乙方在代理期限内，需根据甲方制定的年度、月度销售计划完成销售任务。

Party Ashall inform Party B of yearly and monthly sales forecast formulated by Party Ain writing. Sales forecast delivered and confirmed by Party Ashall constitute as appendix to the contract. Party B, within the term of agent, is required to consummate sales task according to yearly and monthly sales forecast worked out by Party A.

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2、	乙方应保证实现销售进度计划表中所规定内容。

Party B shall assure the realization of regulated content in the sales schedule.

3、	到访客户采用轮接制，自拓客户自行接待。

Visiting client shall be entertained in turns and self-developed client shall be entertained at discretion.

第五条	销售价格及成功销售界定

V.	Sales price and definition of successful sales

1、本项目具体每套房屋的销售价格及执行期限由甲方根据年度、月度销售计划制定，甲方有权根据市场情况对价格及执行期限进行调整并书面通知乙方。甲方所提供并确认的每套房屋价格及执行期限为本合同的附件。

The specific sales price and execution term for each apartment shall be formulated by Party Aaccording to yearly and monthly sales forecast; Party Ais entitled to adjust the price and execution term as per market conditions and notify Party B in writing. Unit house price and execution term delivered and confirmed by Party Ashall constitute as appendix to the contract.

2、成功销售的界定：房屋的销售以套为出售单位。购房者签署商品房买卖合同并支付了首期房价款（银行贷款付款时）或全部购房款（一次性付款时）后，该套房屋视为成功销售。甲方以房抵款部分不予结算代理费。

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Definition of successful sales: A house is sold in unit of piece. Successful sales are defined as those under the condition that House purchasers sign the commercial property sales contract and paid for down pay (paid in bank loan)or total house funds (in lump sum payment). Houses used to off set house funds by Party Ashall not contribute to calculation of agent service fee.

第六条	代理费及相关考核标准

VI.	Agent service fee and relevant performance check standard

甲乙双方商定，吴侬里项目的销售代理保证金制度，销售面积、销售合同额、账面收入的相关考核标准，销售代理费结算标准，如下：

Through mutual consultation, relating performance check standards in terms of sales agent deposit system, saleable area, sales contracted amount, book income and settlement standard for sales agent service fee are as follows:

一、	销售面积、销售合同额、账面收入的考核标准：

I. performance check standard in terms of saleable area, sales contract amount, book income:

1、本项目销售代理考核指标分为三项，需全部完成方可判定为完成指标。

Performance check indicators for sales agent fall into three items, which shall be taken as indicators of attainment after all are attained.

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2、销售金额及销售面积考核标准：应以成功销售进行界定。若购房者完成商品房定金合同签署，由于政府原因不能网签或网签排队，经甲方确认后,以购房者签订草稿合同且交齐首付款或全部房款视为完成销售签约，计入销售签约考核。

Performance check standard in term of sales amount and saleable area: to be defined with successful sales. If house purchasers consummate signing the house deposit contract and fail to conduct on-line conclusion or queuing for on-line conclusion, sales contract are viewed as successfully agreed in the event that upon recognized by Party A, house purchasers sign a draft contract and pay for down pay or total house funds, which shall contribute to sales signing check.

4、	账面收入考核：购房者缴纳首付及签署正式合同后，以我司财务部门开具的房款发票金额作为结算依据。

Book income check: after payment of down pay and signing of formal contract, invoice amount for the house funds issued by the company finance department is the settlement basis.

二、	销售任务指标及考核办法：

II.	Sales task indicator and ways to check

考核指标周期：2018年9月—2018年12月

Checking term: Sep, 2018- Dec, 2018

1、	年度销售任务总指标：销售认购面积10000平方米，销售签约面积8000平方米，合同签约额根据甲方确认的售价测算，账面收入应达到合同签约额的70%。

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General indicators for Yearly sales task: subscribe area 10000 m2, contracted area 8000 m2, contracted amount measured as per selling price confirmed by Party A, book income is required to up to 70% of contracted amount.

2、	任务指标考核办法：每家代理公司承担4000平方米的销售签约面积指标。同时以销售签约面积和账面收入两项指标中的最低者为标准，不同的完成比例对应相应的佣金点位。

Task indicators checking method: every agent company undertakes a indicator of sales contracted area of 4000m2

The lower one of the two indicators of sales contracted area and book income shall be taken as standard, different conclusion proportion corresponds to relevant commission leveling.

3、	年终结算以三项指标中最低的一项为依据。全款到账为结算佣金必备条件。年终未结算前，佣金统一按照0.6%支付，结算后根据指标完成情况，进行补发。佣金费率如下：

The lowest one of the three indicators shall be taken as basis for year end settlement. Amount collected in full is the condition to settle commission. Prior to the settlement at the end of year, commission is paid in uniform rate of 0.6%, and made up as per indicators attainment after settlement. Commission rate is as follows:

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完成指标比例percentage for indicator conclusion	佣金commission
60%以下below（含inclusive of 60%）	0.6%
60%—80%（含inclusive of 80%）	0.8%
80%—100%（含inclusive of 100%）	1%
100%—110%（含inclusive of 110%）	1.1%
110%以上over	1.2%

4、	项目执行按月考核制度，从10月份起计，累计两个月未完成指标，甲方有权终止合同，佣金按照实际完成签约指标比例结算。通知其七天内撤场。若引进第三方，则由其承担之前的撤场公司的任务指标。若未引进第三方，则项目指标重新分配，由其他代理公司承担。

Project adopting Monthly review system,

From October, if over two consecutive months indictors are not attained, Party Ais entitled to terminate contract, commission is settled as per actual percentage of indicator attainment. Party Ais notified to get out of the field within 7 days. In case the third party is introduced, it shall undertake previous task indicator for the withdrawn company. In case there are not any third parties introduced, project indicators shall be apportioned once again, undertaken by other agent company.

四、结算时间及程序Settlement date and procedure

1、佣金计费办法：基准佣金按照签约金额的1%计算,以房抵款房源不结算佣金。具体结算按照考核指标完成情况对应不同的点位。

Commission calculation method: basic commission is calculated as per 1% of contracted amount, house sourced to off set the house funds may dot contribute to commission settlement. Specific settlement relies on different points corresponding to attainment of indicator review.

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2、实行按月结算，以客户签定正本合同并全款到账为前提条件，月度结算按照最低佣金点位进行结算，剩余部分待年度任务指标考核后，预留全额佣金部分的5%作为后续服务保证金，剩余部分在交房后一个月内一次性支付。

Settlement is carried out every month, conditional upon main contract text signed by clients and collection of total funds, monthly settlement shall be conducted as per indicator in the lowest commission categorized point; after review of yearly task indicator and reserving 5% of total commission as subsequent service deposit, the remaining part shall be paid in lump sum within one month after house delivery.

3、乙方在收回结算单3个工作日内提交代理费发票，发票类型：包括但不限于自开的增值税专用发票的发票联、抵扣联及清单等，用于办理与办理税务手续相关的证明文件。甲方收到乙方代理费发票后30个工作日内将代理费划转至乙方账户。

Party B shall deliver invoice for agent service fee within three work days upon recollection of settlement sheet; invoice type: including but not limited to self-billed special VAT invoice slip, offsetting slip and list etc. and relevant certificates used to process tax procedures. Party Ashall allocate agent service fee to the account of Party B within 30 work days after receipt of Party B’s invoice for agent service fee.

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公司全称：天津明大嘉和置业股份有限公司江苏苏州分公司

Full name of company: Suzhou Branch of Tianjin Mingda Jiahe Real Estate Co.Ltd.

银行账号：1102265709000042210

Account: 1102265709000042210

开户银行：中国工商银行股份有限公司苏州太平支行

Opening bank: Suzhou Pacific Branch of China Industrial and Commercial Bank Co. Ltd.

5、	本合同终止后，在本代理期内已交齐定金、并签署认购书的客户，均视为乙方取得的客户，甲方应于该客户按认购书约定签署买卖合同并交齐全款后30日内向乙方支付合同所约定的代理费。否则，不予支付代理费用。

After the contract termination, clients having paid deposit in full and signed deal confirmation form are all regarded as acquired clients by Party B; Party Ashall pay Party B for agreed agent service fee within 30 days after Party A signs sales contact with the client as required by Deal Confirmation Form and pays house funds in full . Otherwise, agent service fee shall not be paid.

第七条	甲方的责任Party A’s responsibility

1、	甲方应向乙方提供以下文件和资料：

Party A shall deliver to Party B the following documents and materials:

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（1）	甲方营业执照副本复印件；

photo copy of Party A‘s business license

（2）	新开发建设项目，甲方应提供政府有关部门对开发建设项目批准的有关证照（包括：国有土地使用权证书、建设工程规划许可证和施工许可证）和项目的商品房预售许可证。

As to newly developed project, Party A shall provide approved license for development and construction project by relevant government departments. (including: Certificate of State Owned Land Use Right, Construction Planning Permit and Construction Permit )

（3）	向乙方提供销售合同范本。

Providing Party B with sales contract specimen

（4）	物业管理收费标准、车位收费标准等相关资料；

Relevant materials e.g. Property administration charge standard, park lot charge standard etc.

第八条	乙方的责任Party B’s responsibility

1、	在合同期内，乙方应做以下工作：

Within the term of contract, Party B shall perform the following work:

（1）	根据甲方要求，进行市场调研，每月提交市场调研报告；

（2）	As required by Party A, Conducting market survey and delivering monthly market survey report

（3）	根据项目销售情况，提报营销策划方案建议，每月提交 销售总结报告、下月营销策划方案；

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According to project sales results, proposing marketing plan suggestion, delivering monthly sales summary report and marketing plan proposal for the next month;

（4）	根据销售进度，提报阶段性推广策略建议；

Proposing phased promotion strategic advice as scheduled;

（5）	协助广告企划公司进行广告策划、宣传；

Assisting advertisement planning company in advertisement plan and propaganda

（6）	及时反馈推广效果，并提出改进建议；

Providing promotion results feedback in time and proposing improvement advice;

（7）	利用各种渠道拓展客户，开展多渠道销售活动；

Expanding new clients by making use of various channels and carry out sales activity in multi-channel;

（8）	协助甲方与客户签订商品房买卖合同，并为购房者提供合同备案、按揭等服务。

Assisting Party A in signing sales contract for commercial property and providing contract filing and mortgage service etc.

（9）	安排财务人员协助客户完成向甲方缴纳购房相关款项，同时确保客户缴纳相关款项进入甲方指定账户。

Arranging finance personnel to assist clients in payment of relevant house funds and at the same time, assuring clients to pay relevant funds into designated account by Party A

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（10）	乙方有协助甲方交房的责任。

Party B’s responsibility to assist Party A to deliver the house

（10）	要求乙方安排资深策划专员（3年从业经验）驻场，负责与甲方进行工作对接、协调。

Requiring Party B to arrange experienced planners (with three years’work experience) residing on-site, in charge of interface with Party A and coordination

2、	乙方在销售过程中，应根据甲方提供的项目特性和状况向客户作如实介绍，尽力促销，不得夸大、隐瞒或过度承诺。否则，甲方有权终止合同，造成的一切经济损失由乙方承担。

In the sales Party B shall introduce to clients honestly project features and conditions delivered by Party A, try its best to promote it with no exaggeration, deceit or overstatement. Otherwise Party A is entitled to terminate the contract, all economic losses as a result shall be borne by Party B.

3、	乙方应信守甲方所规定的销售价格，非经甲方的授权，不得擅自给客户任何形式的折扣，否则，乙方应补齐差价款，甲方将有权终止合同。

Party B shall observe sales price requisite by Party A, without Party A’s authorization, Party B shall not offer to clients discount in any form , otherwise, Party B shall make up the spread and Party A is entitled to terminate the contract.

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4、	乙方的代理权不得转让，一经发现甲方有权终止合同。

Party B ‘s authority to act shall not be assigned, Party A is entitled to terminate the contract upon discovery.

5、	乙方对甲方要求的客户资料等信息应予以保密，一经泄秘甲方有权终止合同。

Party B shall keep confidential clients materials required by Party A, in case of leakage, Party A is entitled to terminate the contract.

6、	乙方提供项目销售团队负责人及成员名单，作为销售代理合同的附件，未经甲方同意，乙方不得更换。

Party B provide a name list of sales team chief and members, as appendix to the sales agent contract

第九条	合同的终止及变更

Contract termination and change

1、	在本合同到期时，双方若同意终止本合同，双方应通过协商妥善处理终止合同后的有关事宜，结清与本合同有关的法律经济等事宜。

Upon expiration of the contract, if two parties agree to terminate the contract, both should properly handle the relevant issues after contract expiration through consultation, clearing legal and economic issues relating to the contract.

2、	如因遇房地产市场及调控政策发生重大变化，对合同履行造成实质性影响，经双方协商同意可签订变更或补充合同，其条款与本合同具有同等法律效力。

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In case of key changes to the real estate market and regulation policy which results in material impact on contract execution, through mutual consultation and agreement, two parties may sign form of change or supplementary contract the clauses of which bears the same binding force.

第十条	其他事项others

1、	本合同一式陆份，甲方叁份，乙方叁份，经双方代表签字盖章后生效。

This contract, in sexduplicate, with Party A holding three copies and Party B holding three copies, comes into effect after two party sign and stamp it.

2、	在履约过程中发生的争议，双方可通过协商解决.协商不成则交由甲方所在地人民法院诉讼解决。

In case of disputes occurred during the course of execution, two parties shall resolve them through consultation, in the event of failure to consult, they shall resort to People’s Court in Party A’s location for resolution.

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甲方：Party A: /s/ Bing Yang

代表人 Representative of Tianfang (Suzhou) Real Estate Co.Ltd.

Y 年 M月 D日

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乙方：Party B: /s/ Siping Xu

代表人Representative of Suzhou Branch of Tianjin Mingda Jiahe Real Estate Co. Ltd.

Y年 M月 D日

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